SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

April 23, 2003

Date of Report

(Date of earliest event reported)

Brio Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23997	77-0210797
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4980 Great America Parkway

Santa Clara, CA 95054

(Address of principal executive offices, with zip code)

(408) 496-7400

(Registrant’s telephone number, including area code)

Item 7.    Financial Statements and Exhibits.

(c)    Exhibits.

99.1	Press Release of Brio Software, Inc. dated April 23, 2003 (earnings results for fiscal quarter and year ended March 31, 2003).

Item 9.    Regulation FD Disclosure.

In accordance with SEC Release No. 33-8126, the following information, which is intended to be furnished under Item 12, “Results of Operations and Financial Condition,” is instead being furnished under Item 9, “Regulation FD Disclosure.” This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On April 23, 2003, Brio Software, Inc. issued a press release of the financial results for the fiscal quarter and year ended March 31, 2003. A copy of the press release is attached as Exhibit 99.1 hereto and incorporated into this Form 8-K by reference.

The financials presented by the Company in the press release include various non-GAAP financial measures, including pro forma net income and net loss that exclude stock compensation charges (benefit), restructuring expenses related to severance and related benefits, facility closure expenses and the loss on abandonment of property and equipment related to the facility closures. A “non-GAAP financial measure” is defined as a numerical measure of a company’s performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). Management excluded the items listed above from the pro forma net income and net loss as it believes these items are not indicative of future operating results due to their nature, size and infrequency and these items are impossible to predict. As a result, management believes a review of financial results excluding the items listed above provides an important insight into the Company’s operating results and trends. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the Company’s financial results prepared in accordance with GAAP. Pursuant to the requirements of Regulation G, the Company has included a schedule showing the reconciliation between GAAP and pro forma results with the release. Additionally, this information is posted on the Company’s website at www.Brio.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brio Software, Inc.

Date: April 23, 2003	By:	/s/ CRAIG COLLINS
Craig Collins Chief Financial Officer and EVP

BRIO SOFTWARE, INC.

INDEX TO EXHIBITS

Exhibit Number	Description
99.1	Press Release of Brio Software, Inc. dated April 23, 2003 (earnings results for fiscal quarter and year ended March 31, 2003).